State of Delaware
Secretary of State
Division of Corporations
Delivered 10:51 AM 01/31/2008
FILED 10:51 AM 01/31/2008
SRV 080103581 - 4497795 FILE

CERTIFICATE OF INCORPORATION
OF
AMERICOM NETWORKS INTERNATIONAL, INC.

ARTICLE I

NAME

The name of the Corporation shall be AMERICOM NETWORKS INTERNATIONAL, INC.

ARTICLE II

PERIOD OF DURATION

AMERICOM NETWORKS INTERNATIONAL, INC. (the *"Corporation"*) shall have perpetual existence.

ARTICLE III

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 800 Delaware Avenue, City of Wilmington, New Castle County 19801. The name of the Corporation's registered agent at that address is Delaware Corporations LLC. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE IV

PURPOSE

The purpose for which the Corporation is formed is to engage in and to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Delaware General Corporation Law, including without limitation any lawful business or businesses similar to that of a holding company.

ARTICLE V

POWERS

In furtherance of the foregoing purposes the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under Delaware General Corporation Law, as amended. In addition, it may do everything necessary, suitable or proper toward the accomplishment of any corporate purpose.

ARTICLE VI

CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is 310,000,000; 300,000,000 shares shall be designated common stock, par value .001 per share and 10,000,000 shares shall be designated as preferred stock, par value .001 per share.

Preferred Stock:

The Board of Directors of the Corporation is vested with the authority to determine and state the designations and preferences, limitations, relative rights and voting rights, if any, of each series by the adoption and filing in accordance with the Delaware General Corporation Law, before the issuance of any shares of such series, of an amendment or amendments to this Certificate of incorporation determining the terms of such series, which amendment need not be approved by the stockholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical.

No share shall be issued without consideration being exchanged, and it shall thereafter be non-assessable.

The following is a description of each class of stock of the Corporation with the preferences, conversion and other rights, restrictions, voting powers, limitations as to distributions, qualifications, and terms and conditions of redemption of each class:

FIRST: The Common Stock shall have voting rights such that each share of Common Stock duly authorized, issued and outstanding shall entitle its holder to one vote.

SECOND: Notwithstanding any provision of this Certificate of Incorporation to the contrary, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

(i) any amendment of this Certificate of Incorporation;

(ii) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

(iii) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

(iv) the participation by the Corporation in a share exchange (as defined in Delaware General Corporation Law); and

(v) the voluntary or involuntary liquidation, dissolution or winding-up of or the revocation of any such proceedings relating to the Corporation.

ARTICLE VII

QUORUM PROTECTIVE PROVISIONS

Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the Delaware General Corporation Law, by this Certificate of Incorporation or by the Corporation's By-Laws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend,

any business may be transacted which might have been transacted if the meeting had been held as originally called.

ARTICLE VIII

PREEMPTIVE RIGHTS

A shareholder of the Corporation shall not be entitled to a preemptive or preferential right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

ARTICLE IX

CUMULATIVE VOTING RIGHTS

The shareholders shall not be entitled to cumulative voting rights.

ARTICLE X

BOARD OF DIRECTORS

The Board of Directors shall consist of not less than one (1) and not more than nine (9) directors. Within the foregoing limits, the number of directors from time to time comprising the entire board of directors shall be fixed by or in the manner provided in the By-Laws.

(1) The Board of Directors shall have the power to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities convertible into or exercisable for shares of its stock of any class or classes, including options, warrants or rights, whether now or hereafter authorized.

(2) The Board of Directors shall have the power, if authorized by the By-Laws, to designate by resolution or resolutions adopted by a majority of the Board of Directors, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolutions or in the By-Laws of the Corporation and permitted by the Delaware General Corporation Law, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it.

(3) If the By-Laws so provide, the Board of Directors shall have the power to hold its meetings, to have an office or offices and, subject to the provisions of Delaware General Corporate Law, to keep the books of the Corporation, outside of said State at such place or places as may from time to time be designated by it.

(4) The Board of Directors shall have the power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes; and, subject to the Delaware General Corporation Law, to authorize the creation, issuance, assumption or guaranty of bonds, notes or other evidences of indebtedness for moneys so borrowed, to include therein necessary provisions such as redemption, conversion or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in

respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation then owned or thereafter acquired.

(5) The Board of Directors shall have the power to adopt, amend and repeal the By-Laws of the Corporation.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of this Certificate of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the laws of the State of Delaware now or hereafter in force.

ARTICLE XI

INDEMNIFICATION

The Corporation may:

(A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

(B) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(C) Indemnify a director, officer, employee, fiduciary or agent of a corporation to the extent he has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article XII or in defense of any claim, issue, or matter therein, against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under (A) or (B) of this Article XI (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI.

The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article XI.

ARTICLE XII

TRANSACTIONS WITH INTERESTED PARTIES

No contract or other transaction between the Corporation and one (1) or more of its directors or any other Corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voided solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

(A) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(C) The contract or transaction is fair and reasonable to the Corporation.

Common or interested directors may be counted in determining the presence of a quorum, as herein previously defined, at a meeting of the Board of Directors or a committee thereof that authorizes, approves, or ratifies such contract or transaction.

ARTICLE XIII

VOTING OF SHAREHOLDERS

Except as may be otherwise required by law, if a quorum is present, the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote thereon, or of any class or series, shall be the act of the shareholders on all matters except the election of directors. Directors shall be elected by plurality vote.

ARTICLE XIV

LIABILITY OF DIRECTORS

To the maximum extent permitted by law, no director of the Corporation shall be personally liable for money damages to the Corporation or any of its stockholders for money damages for breach of fiduciary duty as a director.

ARTICLE XV

INCORPORATOR

The name and address of the incorporator is as follows:

Michael Anthony
330 Clematis Street, Ste. 217
West Palm Beach, FL 33401

IN WITNESS WHEREOF, the incorporator has executed this Certificate of Incorporation on January 30, 2008.

____
Michael Anthony

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:09 PM 02/06/2008
FILED 02:09 PM 02/06/2008
SRV 080125833 - 4497795 FILE

CERTIFICATE OF MERGER OF
AMERICOM NETWORKS INTERNATIONAL, INC.
(a Florida corporation)
and
AMERICOM NETWORKS INTERNATIONAL, INC.
(a Delaware corporation)

Pursuant to the provisions of Sections 252 of Delaware General Corporation Law, the foreign corporation and the domestic corporation herein named do hereby adopt the following Certificate of Merger.

1. Americom Networks International, Inc., a Florida corporation formed on July 22, 1988 is merging with Americom Networks International, Inc., a Delaware Corporation, such that Americom Networks International, Inc., a Delaware Corporation shall be the Surviving Corporation.

2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the Board of Directors and majority shareholders of both the Merged Corporation and the Surviving Corporation.

3. The name of the surviving corporation is Americom Networks International, Inc., a Delaware corporation.

4. The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

5. An executed copy of the Agreement of Merger is on file an the principal office of the surviving corporation at 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401 and such executed Agreement of Merger or a copy thereof will be furnished by the surviving corporation, on request and without cost, to any stockholder of either the Surviving Corporation or the non-surviving corporation.

6. The merger of the Merged Corporation with and into the Surviving Corporation is permitted by the laws of the jurisdiction of organization of the Merged Corporation and has been authorized in compliance with said laws, by which the Merged Corporation is governed.

7. The total authorized capital stock of the non surviving corporation (Americom Networks International, Inc., Florida) is Fifty Million Shares (50,000,000) comprised of Fifty Million (50,000,000) common shares, $.001 par value. The Agreement of Merger was approved by a vote of 89% of all shares of stock entitled to vote, which vote is sufficient for the approval of the Agreement of Merger.

8. The Agreement of Merger was approved by written consent of the sole stockholder of the Surviving Corporation and by the Board of Directors of the Surviving Corporation pursuant to the provisions of Section 252, which incorporate Section 251 of the Delaware General Corporation Law.

9. The merger herein provided for shall become effective in the State of Delaware upon filing.

Executed February 6, 2008

AMERICOM NETWORKS INTERNATIONAL, INC.,
a Delaware corporation

By: ______________________
Michael Anthony, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:58 AM 08/01/2008
FILED 10:57 AM 08/01/2008
SRV 080838129 - 4497795 FILE

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF AMERICOM NETWORKS INTERNATIONAL, INC.

AMERICOM NETWORKS INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the amendment set forth below to the Corporation's Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

First: Article I is hereby amended in its entirety to read:

ARTICLE I

NAME

The name of the Corporation shall be "Highland Ridge, Inc."

Second: Article VI, is hereby amended to read as follows:

ARTICLE VI

CAPITAL STOCK

Each fifty (50) shares of Common Stock outstanding at 9:00 a.m. on August 15, 2008 shall be deemed to be one (1) share of Common Stock of the Corporation, par value $0.001 per share. There shall be no fractional shares. Odd lots shall be rounded up

The total number of shares of stock which the Corporation shall have the authority to issue is 310,000,000, of which 300,000,000 shall be designated common stock, par value $.001 per share, and of which 10,000,000 shall be designated preferred stock, par value $.001 per share.

Preferred Stock:

The Board of Directors of the Corporation is vested with the authority to determine and state the designations and preferences, limitations, relative rights and voting rights, if any, of each series by the adoption and filing in accordance with the Delaware General Corporation Law, before the issuance of any shares of such series, of an amendment or amendments to this Certificate of incorporation determining the terms of such series, which amendment need not be approved by the stockholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical.

No share shall be issued without consideration being exchanged, and it shall thereafter be non-assessable.

The following is a description of each class of stock of the Corporation with the preferences, conversion and other rights, restrictions, voting powers, limitations as to distributions, qualifications, and terms and conditions of redemption of each class:
FIRST: The Common Stock shall have voting rights such that each share of Common Stock duly

authorized, issued and outstanding shall entitle its holder to one vote.

SECOND: Section 1. There shall be a series of the voting preferred stock of the Company which shall be designated as the "Series B Preferred Stock," $0.001 par value, and the number of shares constituting such series shall be One Million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company. The holders of Series B Preferred Stock may be referred to herein as "Holders".

Section 2. Voting Rights.

The holders of shares of Series B Preferred Stock shall have the following voting rights:

(a) Each share of Series B Preferred Stock shall entitle the holder thereof to 10 votes on all matters submitted to a vote of the stockholders of the Company.

(b) Except as otherwise provided herein, in the Company's Articles of Incorporation or by law, the holders of shares of Series B Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

Section 3. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such Series B Preferred Stock. Each share of Series B Preferred Stock shall be convertible into ten (10) shares of Common Stock (the "Conversion Price"). In the event that the Company has not maintained sufficient common stock to allow for the conversion, at the time of a conversion election, the Company agrees to forthwith take necessary steps to amend its articles of incorporation to provide for sufficient authorized common stock to allow for conversion.

Section 4. Dividends and Distributions.

Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock, $0.001 par value (the "Common Stock"), of the Company and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable on the same basis of the Common Stock. That is, the Company shall declare a dividend or distribution on the Series B Preferred Stock simultaneously when it declares a dividend or distribution on the Common Stock.

Section 5. Reacquired Shares.

Any shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The

Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Ranking.

The Series B Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 7. Fractional Shares.

Series B Preferred Stock may be issued in fractions which are integral multiples of one one-hundredth of a share. Fractions of shares of Series B Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by the Company. The holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series B Preferred Stock represented by such depositary receipts.

Section 8. Liquidation Preference.

In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or not, the holders of Series B Preferred Stock shall be entitled to receive, before any amount shall be paid to holders of Common Stock, an amount per share equal to $1.00 as adjusted for stock splits, combinations, or similar events. If, upon the occurrence of a liquidation, dissolution, or winding up, the assets and surplus funds distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and surplus funds of the corporation legally available for distribution shall be distributed ratably among the holders of Series B Preferred Stock based on the number of shares held and the liquidation preference of $1.00 (as adjusted). If, upon the occurrence of a liquidation, dissolution, or winding up, after the payment to the holders of Series B Preferred Stock of the preferential amount, assets or surplus funds remain in the Corporation, the holders of Series B Preferred Stock and Common Stock shall be entitled to receive all such remaining assets and surplus funds ratably on a per share owned basis.

Third: All the rest and remainder of the Certificate of Incorporation of the Corporation shall remain in full force and effect.

Fourth: The effective date of this Amendment shall be August 1, 2008.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 1st day of August, 2008.

AMERICOM NETWORKS INTERNATIONAL, INC.

By: ______________________
Michael Anthony, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:36 PM 06/09/2010
FILED 04:04 PM 06/09/2010
SRV 100643102 - 4497795 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION

This corporation (the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by written consent of the Board of Directors of Highland Ridge, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the amendment was as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "ARTICLE I" so that, as amended, said Article shall be and read as follows:

ARTICLE I

NAME

The name of the Corporation shall be "TEC Technology, Inc."

SECOND: That pursuant to a resolution of its Board of Directors and in accordance with Section 228(a) of the General Corporation Law of the State of Delaware, a special meeting of the stockholders of said corporation was held on May 4, 2010, at which the necessary number of shares as required by statute were voted in favor of the name change amendment, such change to be effected at such time as was determined to be in the best interests of the Corporation, as determined by the Board of Directors of the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 9th day of June, 2010.

By: ____________________
Name: Chun Lu
Title: Chief Executive Officer